UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 24, 2013

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2013, at the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of TCF Financial Corporation (“TCF”), stockholders approved the compensation plans summarized below, which were previously approved, subject to stockholder approval, by TCF’s Board of Directors in January 2013.  More detailed summaries of each of the plans and the amendments made can be found in TCF’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission and mailed to stockholders on March 7, 2013.

Amended and Restated TCF Financial Incentive Stock Program (the “Program”)

The Program authorizes grants of stock options, stock appreciation rights, restricted stock, performance-based stock and performance units.  The term of each award granted may not be longer than ten years from the date of grant.  The aggregate number of shares of TCF’s common stock authorized for issuance under the Program is 15,986,032.  The amendments to the Program were to eliminate TCF’s ability to grant non-qualified stock options with an exercise price below fair market value and to extend the term of the Program for an additional ten years, through April 24, 2023.

This summary of the Program is not complete and is qualified in its entirety by reference to the full text of the Program, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amended and Restated TCF Performance-Based Compensation Policy for Covered Executive Officers (the “Policy”)

The Policy authorizes grants of performance-based awards subject to performance goals chosen from a list of business criteria.  The amendments to the Policy were to:  (i) amend the definition of  Covered Executives to consist of the Chief Executive Officer and the three other highest compensated executive officers, other than the Chief Financial Officer; (ii) revise and add additional business criteria for performance-based goals; and (iii) change the maximum award limits to 2.0 percent and 1.0 percent of pre-tax net income (excluding extraordinary items) as determined under generally accepted accounting principles for the Chief Executive Officer and any other Covered Executive, respectively.

This summary of the Policy is not complete and is qualified in its entirety by reference to the full text of the Policy, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07  Submission of Matters to a Vote of Security Holders

The following is a brief description of each matter voted on at the 2013 Annual Meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter.

			Broker
	For	Withheld	Non-Votes
1. Election of Directors:
Raymond L. Barton	130,971,610	3,500,131	12,095,069
Peter Bell	133,674,738	797,003	12,095,069
William F. Bieber	130,269,450	4,202,291	12,095,069
Theodore J. Bigos	130,895,065	3,576,676	12,095,069
William A. Cooper	131,719,127	2,752,614	12,095,069
Thomas A. Cusick	132,946,293	1,525,448	12,095,069
Craig R. Dahl	133,229,634	1,242,107	12,095,069
Karen L. Grandstrand	133,535,482	936,259	12,095,069
Thomas F. Jasper	133,170,157	1,301,584	12,095,069
George G. Johnson	132,946,208	1,525,533	12,095,069
Vance K. Opperman	130,951,208	3,520,533	12,095,069
James M. Ramstad	133,744,058	727,683	12,095,069
Gerald A. Schwalbach	130,307,255	4,164,486	12,095,069
Barry N. Winslow	133,237,958	1,233,783	12,095,069
Richard A. Zona	133,120,615	1,351,126	12,095,069

				Broker
	For	Against	Abstentions	Non-Votes
2. Approve the amended and restated TCF Financial Incentive Stock Program	130,056,605	4,234,286	180,850	12,095,069

	For	Against	Abstentions	Broker Non-Votes
3. Approve the amended and Restated TCF Performance- Based Compensation Policy for Covered Executive Officers	120,283,820	14,023,858	164,063	12,095,069

	For	Against	Abstentions	Broker Non-Votes
4. Advisory vote on executive compensation as disclosed in the proxy statement	82,533,901	51,679,391	258,449	12,095,069

	For	Against	Abstentions
5. Advisory vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2013	144,746,270	1,584,897	235,643

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	TCF Financial Incentive Stock Program, as amended and restated
April 24, 2013.

10.2	TCF Performance-Based Compensation Policy for Covered Executive
Officers, as approved effective January 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Jones
Michael S. Jones Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
Susan D. Bode Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Dated:    April 30, 2013

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